Confidential        Exhibit 10.1
FelCor Lodging Trust Incorporated
125 E. John Carpenter Freeway, Suite 1600
Irving, TX 75062

January 20, 2017

Snow Park Capital Partners, LP
444 Madison Avenue, 40th Floor
New York, NY 10022

Re:    Settlement Agreement

Ladies and Gentlemen:
As you know, (i) Snow Park Capital Partners, LP (“Stockholder”) and FelCor Lodging Trust Incorporated (the “Company”) have been having certain discussions relating to the business and affairs of the Company; (ii) Stockholder (together with its Affiliates) is the beneficial owner of approximately 2.4% of the outstanding shares of Company common stock; and (iii) the Company and Stockholder have agreed that it is in their mutual interests to enter into this letter agreement.
Thomas J. Corcoran, Jr. and Robert H. Lutz, Jr., two long-standing members of the board of directors of the Company (the “Board”), shall not stand for reelection or be nominated or otherwise solicited for by the Board for reelection at the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”) and shall not be re-appointed as members of the Board.
Immediately following the 2017 Annual Meeting, the size of the Board shall be reduced to eight.
Stockholder will continue to beneficially own, and be entitled to vote, no less than the Minimum Holdings at all times from the date of this letter agreement until the earlier of the record date for the 2017 Annual Meeting and April 7, 2017. As used in this letter agreement, the term “Minimum Holdings” shall mean not less than two percent (2%) of the shares of Company common stock outstanding as of the date of this letter agreement.
Stockholder (i) in the case of all of the Company’s common stock owned of record by it as of the record date for the 2017 Annual Meeting (the “2017 Record Date”), shall, and (ii) in the case of all of the Company’s common stock beneficially owned by Stockholder as of the 2017 Record Date (whether held in street name or by some other arrangement) that Stockholder is entitled to vote at the 2017 Annual Meeting, shall instruct the record holder to (A) support and vote for the election of the Company’s slate of directors nominated for election at the 2017 Annual Meeting, (B) vote against (or withhold from voting) any nominees that are not nominated by the Board and (C) vote otherwise in accordance with the recommendation of Institutional Shareholders Services (“ISS”) on all other matters recommended for stockholder approval by the Board.

Snow Park Capital Partners, LP

Prior to the termination of this letter agreement, at any special meeting of the Company’s stockholders, Stockholder (i) in the case of all of the Company’s common stock owned of record by Stockholder as of the record date for such meeting (the “Other Meeting Record Date”), shall, and (ii) in the case of all of the Company’s common stock beneficially owned by Stockholder as of the Other Meeting Record Date (whether held in street name or by some other arrangement) that Stockholder is entitled to vote at such meeting, shall instruct the record holder to (A) support and vote for the election of the Company’s slate of directors (to the extent applicable), (B) vote against (or withhold from voting) any nominees that are not nominated by the Board (to the extent applicable) and (C) vote otherwise in accordance with the recommendation of ISS on all other matters recommended for stockholder approval by the Board.
If after the 2017 Annual Meeting and before the 2018 Annual Meeting (i) a then-member of the Board declines to stand for reelection at the 2018 Annual Meeting and (ii) the Board decides to fill the vacancy left by such Director, Stockholder shall be entitled to consult with the Board regarding a nominee to fill such vacancy or to propose a nominee for consideration by any search firm conducting the search to fill such vacancy at the request of the Board (the “Consultation Right”). Stockholder may only exercise the Consultation Right if the Stockholder beneficially owns, and is entitled to vote, no less than fifty percent (50%) of the Minimum Holdings when the Consultation Right is exercised.
If Stockholder exercises the Consultation Right, Stockholder shall beneficially own, and be entitled to vote, no less than fifty percent (50%) of the Minimum Holdings from the time Stockholder exercises the Consultation Right through and including the record date for the 2018 Annual Meeting (the “2018 Record Date”), and (i) in the case of all of the Company’s common stock owned of record by it as of the 2018 Record Date, shall, and (ii) in the case of all of the Company’s common stock beneficially owned by Stockholder as of the 2018 Record Date (whether held in street name or by some other arrangement) that Stockholder would be entitled to vote at the 2018 Annual Meeting, shall instruct the record holder to (A) support and vote for the election of the Company’s slate of directors nominated for election at the 2018 Annual Meeting, (B) vote against (or withhold from voting) any nominees that are not nominated by the Board and (C) vote otherwise in accordance with the recommendation of ISS on all other matters recommended for stockholder approval by the Board.
This letter agreement shall terminate the day after the 2018 Annual Meeting.
Each of Stockholder, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto could occur in the event any of the provisions of this letter agreement were not performed in accordance with its specific terms or were otherwise breached, and that such injury may not be adequately compensable in damages. It is accordingly agreed that Stockholder, on the one hand, and the Company, on the other hand, shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy.

Snow Park Capital Partners, LP

This letter agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Maryland. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this letter agreement brought by any other party or its successors or assigns shall be brought and determined in any Maryland state or any federal court sitting in the State of Maryland, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this letter agreement or the matters contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Maryland, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this letter agreement or the matters contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.

* * * * *

Snow Park Capital Partners, LP

Sincerely,
FelCor Lodging Trust Incorporated

By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary

The foregoing is hereby accepted and agreed:

Snow Park Capital Partners, LP

By:	/s/Jeffrey Pierce
Name: Jeffrey Pierce
Title: Managing Partner